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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

June 21, 1999

We consent to the incorporation, by reference in Registration Statement No. 333-02105 of MCN Energy Group Inc. on Form S-8, of our report dated June 21, 1999, appearing in this Annual Report on Form 11-K of the MCN Energy Group Savings and Stock Ownership Plan as of, and for the year ended, December 31, 1998.


/s/ George Johnson & Company


CERTIFIED PUBLIC ACCOUNTANTS